UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2025

Comstock Holding Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Reston Metro Plaza, 10TH Floor
Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (703) 230-1985

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CHCI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
The information provided in Item 3.03 below is hereby incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders
As previously reported, Comstock Holding Companies, Inc. (the “Company”) is party to a Section 382 Rights Agreement (the “Old Rights Agreement”) dated March 27, 2015 between the Company and American Stock Transfer & Trust Company, LLC. The Old Rights Agreement expired according to its terms on March 27, 2025.

On March 12, 2025, the Board of Directors of the Company approved the adoption and execution of a new Section 382 Rights Agreement in an effort to continue to protect stockholder value by preserving the Company’s ability to use its net operating loss carryforwards (“NOLs”), and authorized and declared a dividend distribution of one preferred stock purchase right (a “Right”) for each share of Class A Common Stock, par value $0.01 per share, or Class B Common Stock, par value $0.01 per share, of the Company (collectively, the “Common Stock”) outstanding to stockholders of record at the close of business on April 14, 2025 (the “Record Date”). The description and terms of the Rights are set forth in the Section 382 Rights Agreement (the “New Rights Agreement”) dated March 28, 2025 by and between the Company and Equiniti Trust Company, LLC. Each Right entitles the registered holder to purchase from the Company a unit (a “Unit”) consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a purchase price of $20.48 per Unit (the “Purchase Price”), subject to adjustment.

The Board of Directors of the Company adopted the New Rights Agreement in an effort to protect stockholder value by attempting to continue to protect against a possible limitation on the Company’s ability to use NOLs to reduce potential future federal income tax obligations. In the past, the Company generated certain operating losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, the Company may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to the Company. However, if the Company experiences an “Ownership Change,” as defined in Section 382 of the Code, its ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

The Company intends to submit the New Rights Agreement to a vote of the Company’s stockholders at the 2025 Annual Meeting of Stockholders.

The summary of the New Rights Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the New Rights Agreement. A copy of the New Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Distribution Date; Acquiring Persons; Transfer of Rights. Initially, the Rights will be attached to all Class A Common Stock and Class B Common Stock certificates representing shares then outstanding, and no separate rights certificates will be distributed. Subject to certain exceptions specified in the New Rights Agreement, the Rights will separate from the Class A Common Stock and the Class B Common Stock and a Distribution Date (as defined in the New Rights Agreement) will occur upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 4.95% or more of the outstanding shares of Class A Common Stock (the “Stock Acquisition Date”) or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 4.95% or more of the outstanding shares of Class A Common Stock. The definition of Acquiring Person excludes any Exempted Person (as defined below) and any person who would become an Acquiring Person solely as a result of an Exempted Transaction (as defined below). Until the Distribution Date, (i) the Rights will be evidenced by the Class A Common Stock certificates and the Class B Common Stock certificates and will be transferred with and only with such Class A Common Stock or Class B Common Stock certificates, (ii) new Class A Common Stock or Class B Common Stock certificates issued after the Record Date will contain a notation incorporating the New Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Class A Common Stock or Class B Common Stock outstanding will also constitute the transfer of the Rights associated with the Class A Common Stock or the Class B Common Stock represented by such certificate.

As soon as practicable after the Distribution Date, one or more rights certificates, (the “Rights Certificates”) will be mailed to holders of record of the Class A Common Stock and the Class B Common Stock as of the close of business on the Distribution Date. Thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors of the Company, only shares of Class A Common Stock or Class B Common Stock issued prior to the Distribution Date will be issued with Rights.

Exempted Persons. The following persons shall be “Exempted Persons” under the New Rights Agreement:
(i) Any person who, together with all affiliates and associates of such person, is the beneficial owner of securities representing 4.95% or more of the shares of Class A Common Stock outstanding on March 28, 2025, will be an “Exempted Person.” However, any such person will no longer be deemed to be an Exempted Person and shall be deemed an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner of securities representing a percentage of Class A Common Stock that exceeds by 0.5% or more the lowest percentage of Class A Common Stock that such person had at any time since March 28, 2025, except solely (x) pursuant to equity compensation awards granted to such person by the Company or as a result of an adjustment to the number of shares of Class A Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a redemption of shares of Class A Common Stock by the Company.

(ii) In addition, any person who, together with all affiliates and associates of such person, becomes the beneficial owner of securities representing 4.95% or more of the shares of Class A Common Stock then outstanding as a result of a purchase by the Company or any of its subsidiaries of shares of Class A Common Stock will also be an “Exempted Person.” However, any such person will no longer be deemed to be an Exempted Person and will be deemed to be an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner, at any time after the date such person became the beneficial owner of 4.95% or more of the then outstanding shares of Class A Common Stock, of securities representing a percentage of Class A Common Stock that exceeds by 0.5% or more the lowest percentage of beneficial ownership of Class A Common Stock that such person had at any time since the date such person first became the beneficial owner of 4.95% or more of the then outstanding shares of Class A Common Stock, except solely (x) pursuant to equity compensation awards granted to such person by the Company or as a result of an adjustment to the number of shares of Class A Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a redemption of shares of Class A Common Stock by the Company.

(iii) In addition, any person who, together with all affiliates and associates of such person, is the beneficial owner of securities representing 4.95% or more of the shares of Class A Common Stock outstanding, and whose beneficial ownership, as determined by the Board of Directors of the Company in its sole discretion, (x) would not jeopardize or endanger the availability to the Company of its NOLs or (y) is otherwise in the best interests of the Company, will be an Exempted Person. However, any such person will cease to be an Exempted Person if (A) such person ceases to beneficially own 4.95% or more of the shares of the then outstanding shares of Class A Common Stock, or (B) after the date of such determination by the Board of Directors of the Company, such person, together with all affiliates and associates of such person, becomes the beneficial owner of securities representing a percentage of Class A Common Stock that exceeds by 0.5% or more the lowest percentage of beneficial ownership of Class A Common Stock that such person had at any time since the date such person first became the beneficial owner of 4.95% or more of the then outstanding shares of Class A Common Stock, except solely (x) pursuant to equity compensation awards granted to such person by the Company or as a result of an adjustment to the number of shares of Class A Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a redemption of shares of Class A Common Stock by the Company, or (C) the Board of Directors of the Company, in its sole discretion, makes a contrary determination with respect to the effect of such person’s beneficial ownership (together with all affiliates and associates of such person) with respect to the availability to the Company of its NOLs.

A purchaser, assignee or transferee of the shares of Class A Common Stock (or options or warrants exercisable for Class A Common Stock) from an Exempted Person will not thereby become an Exempted Person, except that a transferee from the estate of an Exempted Person who receives Class A Common Stock as a bequest or inheritance from an Exempted Person shall be an Exempted Person so long as such transferee continues to be the beneficial owner of 4.95% or more of the then outstanding shares of Class A Common Stock.

Exempted Transactions. The following transactions shall be “Exempted Transactions” under the New Rights Agreement: any transaction that the Board of Directors of the Company determines, in its sole discretion, is exempt from the New Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board of Directors of the Company prior to the date of such transaction, including, without limitation, if the Board of Directors of the Company determines that (i) neither the beneficial ownership of shares of Class A Common Stock or Class B Common Stock by any person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Company’s tax benefits or (ii) such transaction is otherwise in the best interests of the Company. In granting an exemption for an “Exempted Transaction,” the Board of Directors of the Company may require any person who would otherwise be an Acquiring Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings will result in such consequences and subject to such conditions as the Board of Directors of the Company may determine in its sole discretion, including that any such violation shall result in such person becoming an Acquiring Person.

Exercisability; Expiration. The Rights are not exercisable until the Distribution Date and will expire on the earliest of (i) the close of business on March 28, 2035, (ii) the time at which the Rights are redeemed pursuant to the New Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the New Rights Agreement, (iv) the repeal of Section 382 of the Code or any successor statute if the Board of Directors of the Company determines that the New Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits, (v) the beginning of a taxable year of the Company to which the Board of Directors of the Company determines that certain tax benefits may not be carried forward, or (vi) the first anniversary of adoption of the New Rights Agreement if shareholder approval of the New Rights Agreement has not been received by or on such date. At no time will the New Rights have any voting power.

In the event that an Acquiring Person becomes the beneficial owner of 4.95% or more of the then outstanding shares of Class A Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise, Class A Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price (as defined in the New Rights Agreement) times the number of one one-thousandth of a share of Preferred Stock associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such (a “Flip-In Event”), all Rights that are, or (under certain circumstances specified in the New Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at an exercise price of $20.48 per Right, each Right distributed in respect of shares of Class A Common Stock or Class B Common Stock, as the case may be, not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $40.96 worth of Class A Common Stock (or other consideration, as noted above) for $20.48. If the Class A Common Stock at the time of exercise had a market value per share of $10.24, the holder of each valid Right would be entitled to purchase 4 shares of Class A Common Stock for $20.48.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Class A Common Stock (or other consideration) of the Company as set forth above or in the event the Rights are redeemed.

Anti-Dilution Provisions. The Purchase Price payable, and the number of one one-thousandth of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock (other than integral multiples of one one-thousandth of a share of Preferred Stock) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Exchange. At any time after the Stock Acquisition Date, the Board of Directors of the Company may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to (i) a number of shares of Class A Common Stock per Right with a value equal to the spread between the value of the number of shares of Class A Common Stock for which the Rights may then be exercised and the Purchase Price or (ii) if prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of Class A Common Stock, one share of Class A Common Stock per Right distributed in respect of shares of Class A Common Stock or one share of Class B Common Stock per Right distributed in respect of shares of Class B Common Stock (in each case, subject to adjustment).

Redemption. At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Amendments. Other than those provisions relating to the principal economic terms of the Rights or extension of the Final Expiration Date of the New Rights Plan, any of the provisions of the New Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the New Rights Agreement may be amended by the Board of Directors of the Company in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the New Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

A copy of the New Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The terms, rights, obligations and preferences of the Preferred Stock are set forth in the Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Designation”), which was filed with the Secretary of State of the State of Delaware on March 28, 2025. The following description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a preferential payment equal to $1,000 per share of Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, before any distribution is made on securities ranking junior to the Preferred Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Class A Common Stock and the Class B Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on March 28, 2025

4.1	Section 382 Rights Agreement between Comstock Holding Companies, Inc. and Equiniti Trust Company, LLC dated March 28, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSTOCK HOLDING COMPANIES, INC.

Date: March 28, 2025	By:	/s/ CHRISTOPHER CLEMENTE
Christopher Clemente Chairman and Chief Executive Officer